EXHIBIT 21.01

Parent company:

MercadoLibre, Inc.

Delaware, USA

Date of Incorporation: February 3, 2000

Subsidiaries:

MercadoLibre S.A. (Argentina)

Date of Incorporation: July 29, 1999

MercadoLibre S.A. de C.V. (Mexico)

Date of Incorporation: October 6, 1999

MercadoLivre.COM Atividades de Internet Ltda (Brazil)

Date of Incorporation: October 6, 1999

MercadoLibre Chile Ltda.(Chile)

Date of Incorporation: January 20, 2000

MercadoLibre Colombia, S.A. (Colombia)

Date of Incorporation: February 7, 2000

MercadoLibre Venezuela S.A. (Venezuela)

Date of Incorporation: February 3, 2000

MercadoPago Representações Ltda. (Brazil)

Date of Incorporation: September 16, 1999

Former name: Ibazar Com Ltda.

MercadoLibre ZonaAmerica S.A. (Uruguay)

Date of Incorporation: March 23, 2004

MercadoLibre Ecuador S.A. (Ecuador)

Date of Incorporation: July, 12, 2006

MercadoLibre Perú S.A. (Peru)

Date of Incorporation: January 26, 2000

Former name: Deremate.com del Peru SA

Hammer.com, LLC.

Delaware, USA

Date of Incorporation: November 1, 2005

MercadoPago, LLC.

Delaware, USA

Date of Incorporation: April 10, 2006

ListaPop, LLC.

Delaware, USA

Date of Incorporation: April 20, 2007

Deremate.com de Mexico S.A. de C.V (Mexico)

Date of Incorporation: November 9, 1999

Deremate.com de Uruguay S.A. (Uruguay)

Date of Incorporation: June 10, 1999

Deremate.com de Venezuela S.A. (Venezuela)

Date of Incorporation: February 17, 2000

Deremate.com de Venezuela S.A. (Colombian Branch) (Colombia)

Date of Incorporation: April 18, 2000

eBazar.com.br Ltda. (Brazil)

Date of Incorporation: February 12, 1999

MercadoPago Colombia S.A. (Colombia)

Date of Incorporation: October 31, 2006

MercadoPago S.A. (Chile)

Date of Incorporation: April 11, 2006